Exhibit 99.1

FOR:       AMREP Corporation
           212 Carnegie Center, Suite 302
           Princeton, New Jersey 08540

CONTACT:   Peter M. Pizza
           Vice President and Chief Financial Officer
           (609) 716-8210
           (609) 716-8255 (fax)

            AMREP REPORTS RECORD FOURTH QUARTER AND YEAR 2006 RESULTS
            ---------------------------------------------------------

Princeton, New Jersey, June 27, 2006 - AMREP Corporation (NYSE: AXR) today reported net income of $10,389,000, or $1.56 per share, for its fiscal year 2006 fourth quarter ended April 30, 2006 compared to net income of $4,743,000, or $0.72 per share, in the same period of fiscal 2005. Results for the fourth quarter of 2006 were entirely from continuing operations, while the prior year's results included a net loss from discontinued operations of $23,000. Fourth quarter 2006 revenues were $47,846,000 versus $36,152,000 in the fourth quarter of fiscal 2005.

For all of fiscal 2006, the Company reported net income of $26,050,000, or $3.93 per share, compared to net income of $15,525,000, or $2.35 per share, in fiscal 2005. The 2006 results consisted of net income from continuing operations of $22,494,000, or $3.39 per share, and net income from discontinued operations of $3,556,000, or $0.54 per share, versus net income from continuing operations of $15,588,000, or $2.36 per share, and a net loss from discontinued operations of $63,000, or $0.01 per share, in the prior year. Fiscal 2006 revenues were $148,296,000 compared to $134,506,000 in fiscal 2005.

The Company's fourth quarter and full year 2006 net income and earnings per share were all records for any quarterly or annual period. Net income from discontinued operations in 2006 reflected the first quarter gain from the disposition of the primary assets of the Company's El Dorado, New Mexico water utility subsidiary, which were taken through condemnation proceedings.

Revenues at the Company's AMREP Southwest real estate subsidiary increased from $12,013,000 and $37,385,000 in the fourth quarter and full year of fiscal 2005 to $26,562,000 and $59,169,000 in the corresponding periods of fiscal 2006, resulting in significantly higher gross profits in both 2006 periods versus the comparable periods of the prior year. These substantial revenue increases were due to increased sales in 2006 of both developed and undeveloped lots in the Company's principal market of Rio Rancho, New Mexico. The average gross profit percentage on land sales increased to 62% in the fourth quarter of 2006 from 56% in the same period of 2005 because of the sale of a substantially greater number of undeveloped lots, which generally have significantly higher gross profit margins than developed lots. For all of fiscal 2006, the average gross profit percentage on land sales decreased to 54% from 55% in fiscal 2005, reflecting the relative mix of lots sold in each year. As a result of the increased revenues from land sales in 2006 and the higher gross profit contribution, the pretax profit contribution from real estate operations improved significantly in both reported periods of 2006 compared to the prior year. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's Kable Media Services, Inc. subsidiary decreased from $24,038,000 and $96,913,000 in the fourth quarter and full year of fiscal 2005 to $21,164,000 and $88,463,000 in the same periods of fiscal 2006. These revenue declines were principally caused by customer losses that occurred in earlier periods at Kable's Colorado fulfillment services business that was acquired from Electronic Data Systems Corporation in fiscal 2003, resulting in 12% and 10% revenue decreases in the Fulfillment Services segment in the fourth quarter and full year of fiscal 2006 compared to the same periods of fiscal 2005. The Fulfillment Services segment is nearly ready to implement a new information systems platform for its business, which it believes will provide customers with a product that will be state-of-the-art. This system has been under development for more than three years and reflects Kable's desire to expand and broaden its fulfillment business. As for Newsstand Distribution Services, revenues in that segment decreased by 14% in the fourth quarter of 2006 compared to the same period in the prior year due to lower gross billings of magazines reflecting reduced distribution volumes for several publisher clients and the effect of a customer loss that occurred in an earlier period, while for the full year 2006 such revenues increased by 1% primarily because decreases in gross billings to existing customers were offset by additional revenues generated by new business. Kable's net revenue declines in the fourth quarter and full year of 2006 were offset in part by reductions in operating costs, mostly associated with decreased variable payroll and benefit costs within the Fulfillment Services segment. As a result of all of these factors, the pretax profit contribution from Media Services decreased in both the fourth quarter and full year 2006 compared to 2005.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

                             -----------------------



                            (Financial Data Follows)




















                       AMREP CORPORATION AND SUBSIDIARIES
                        FINANCIAL HIGHLIGHTS (UNAUDITED)


                                              Three Months Ended April 30,
                                              ----------------------------
                                               2006                   2005
                                               ----                   ----
Revenues                                  $  47,846,000         $  36,152,000

Net income (loss):
   Continuing operations                  $  10,389,000         $   4,766,000
   Discontinued operations                          -                 (23,000)
                                        ------------------    ------------------
                                          $  10,389,000         $   4,743,000
                                        ------------------    ------------------

Earnings per share - Basic and Diluted:
   Continuing operations                  $        1.56         $        0.72
   Discontinued operations                         0.00                  0.00
                                        ------------------    ------------------
                                          $        1.56         $        0.72
                                        ------------------    ------------------

Weighted average number of common shares
outstanding                                   6,640,000             6,622,000
                                        ------------------    ------------------


                                              Twelve Months Ended April 30,
                                              -----------------------------
                                               2006                   2005
                                               ----                   ----
Revenues                                  $ 148,296,000         $ 134,506,000

Net income (loss):
   Continuing operations                  $  22,494,000         $  15,588,000
   Discontinued operations                    3,556,000               (63,000)
                                        ------------------    ------------------
                                          $  26,050,000         $  15,525,000
                                        ------------------    ------------------

Earnings (loss) per share - Basic and
Diluted:
    Continuing operations                 $        3.39         $        2.36
    Discontinued operations                        0.54                 (0.01)
                                        ------------------    ------------------
                                          $        3.93         $        2.35
                                        ------------------    ------------------

Weighted average number of common shares
outstanding                                   6,633,000             6,616,000
                                        ------------------    ------------------

                                      ####